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                                                                 Exhibit 10.20

                           [ ACNielsen Letterhead ]


                                Earl H. Doppelt
                           Executive Vice President
                              and General Counsel


                                                            September 22, 1999

NetRatings, Inc.
830 Hillview Court
Milpitas, California 95035


             ACNIELSEN ERATINGS.COM -- NETRATINGS, INC. AGREEMENTS
             -----------------------------------------------------

Gentlemen:

     In connection with the agreements that you are entering into today with our subsidiary ACNielsen eRatings.com ("ACNsub"), we agree as follows:

     1. Defined terms used herein shall have the meanings given to them in the Operating Agreement dated today between ACNSub and NetRatings.

     2. We will make available to ACNSub the ACN Sampling Methodology without charge, and we will not charge ACNSub for the use of the Nielsen mark for so long as the Operating Agreement is in effect.

     3. We will use reasonable commercial efforts to make our Chief Executive Officer available to the extent required by the dispute resolution provisions set forth in Section 3.1(f) of the Operating Agreement.

     4. We will afford to NetRatings reasonable access during normal business hours to such of our and our subsidiaries' books and records as may be reasonably necessary in order to allow NetRatings to verify compliance by ACNSub with the provisions of Section 2.2(c) of the Operating Agreement. NetRatings agrees to keep any such information confidential.

     5. We will use reasonable commercial efforts to reach agreements with Nielsen Media Research, Inc. to address intellectual property issues in order to further the purposes contemplated by the Operating Agreement.

     6. Although we do not hereby make any commitment to NetRatings or ACNSub, we can advise you that it is our current intention to spend about $50 million over the next two years to roll out the Nielsen//NetRatings Service.

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     7.     We agree with NetRatings that it is important to properly
incent the employees of ACNSub. In that connection, we can advise you that we strongly favor the adoption by ACNSub of a stock option plan and the issuance of options pursuant to such plan in order to appropriately incent such ACNSub employees.

     Please acknowledge your agreement to be bound by paragraph 4 of this letter by countersigning and returning one counterpart of this letter.


                                      Very truly yours,

                                      /s/ Earl H. Doppelt

NetRatings, Inc.

By:  /s/ David J. Toth
     -----------------

Title:  President and CEO
        -----------------

Dated as of the date set out above.







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